As filed with the Securities And Exchange Commission on March 27, 2006

Registration No. 333-122132

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_________________

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1356481 (I.R.S. Employer Identification Number)

250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300
(Address, including zip code, and telephone number, including code, of Registrant’s principal executive offices)

AAG HOLDING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1475936 (I.R.S. Employer Identification Number)

250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________

MARK F. MUETHING, ESQ. Executive Vice President, General Counsel and Secretary Great American Financial Resources, Inc. 250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300	With Copies to: MARK A. WEISS, ESQ. Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower Cincinnati, Ohio 45202 (513) 579-6599

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

(Cover continued on next page)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MARCH 27, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$250,000,000

GREAT AMERICAN FINANCIAL RESOURCES, INC.
may offer

COMMON STOCK AND
WARRANTS

AAG HOLDING COMPANY, INC.
may offer

DEBT SECURITIES

        We may from time to time issue up to $250,000,000 aggregate principal amount of securities. GAFRI will guarantee any debt securities issued by AAG Holding Company issued under this prospectus. GAFRI owns 100% of the outstanding common stock of AAG Holding Company.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an applicable prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol “GFR.” On March __, 2006, the closing price of the common stock as reported on the NYSE was $_____.

        Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________ __, 2006

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
GREAT AMERICAN FINANCIAL RESOURCES, INC	4
AAG HOLDING COMPANY, INC	4
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
DESCRIPTION OF DEBT SECURITIES AAG HOLDING COMPANY MAY OFFER	6
DESCRIPTION OF CAPITAL STOCK	14
DESCRIPTION OF WARRANTS	14
BOOK-ENTRY SYSTEM	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19

        Our principal executive offices are located at 250 East Fifth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 333-5515.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

        Unless the context otherwise requires, references in this prospectus to “GAFRI,” “we,” and “our” refer to Great American Financial Resources, Inc. and its subsidiaries, including AAG Holding Company, Inc. Unless the context otherwise requires, references in this prospectus to “AAG Holding” refer to AAG Holding Company, Inc., our wholly-owned subsidiary and the issuer of any debt securities issued under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        GAFRI files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document GAFRI files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GAFRI’s common stock is also listed on the New York Stock Exchange, and you may inspect any document at the NYSE’s offices located at 20 Broad Street, New York, New York 10005.

        The SEC allows us to “incorporate by reference” the information GAFRI files with them. This means that we can disclose important information to you by referring you to documents GAFRI files with the SEC. The information incorporated by reference is an important part of this prospectus. Information that GAFRI files later with the SEC will automatically update and supersede information which we have previously incorporated by reference until we sell all of the securities described in this prospectus. The following documents that GAFRI has filed are incorporated by reference in this prospectus:

Filing (File No. 1-11632)	Period

Annual Report on Form 10-K, as amended	Year Ended December 31, 2005
Form 10, Description of Common Stock	May 22, 1987

        All documents that GAFRI files under Section 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents.

        No separate financial statements of AAG Holding Company have been included and none are incorporated by reference in this prospectus. We do not believe that the financial statements of AAG Holding Company would be material to prospective purchasers of debt securities because GAFRI owns all of the common stock of AAG Holding Company and because GAFRI will fully guarantee the obligations of AAG Holding Company under the debt securities.

        You may access these filings free of charge through our Internet site at www.gafri.com, or you may request a copy of these filings, which we will send you at no cost, by writing or telephoning us at the following address or telephone number: Mark F. Muething, Executive Vice President, General Counsel and Secretary, Great American Financial Resources, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, (513) 333-5300. Except for documents specifically incorporated by reference in this prospectus, information contained on our website is not part of this prospectus. You should not consider the information on our website, except the documents specifically incorporated by reference, when determining whether to invest in our securities.

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

        GAFRI, which was incorporated as a Delaware corporation in 1987, is an 82%-owned subsidiary of American Financial Group, Inc. GAFRI is a holding company that markets retirement products, primarily fixed and variable annuities, and various forms of supplemental and life insurance through its subsidiaries.

        Our principal executive offices are located at 250 East Fifth Street, Cincinnati, Ohio, 45202. Our telephone number is (513) 333-5515.

AAG HOLDING COMPANY, INC.

        AAG Holding Company is a holding company and is GAFRI’s wholly-owned subsidiary that owns all of the stock of GAFRI’s principal insurance subsidiary, Great American Life Insurance Company. All debt securities issued under this prospectus will be issued by AAG Holding Company and will be guaranteed by GAFRI.

RISK FACTORS

        Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in GAFRI’s Annual Report on Form 10-K for its most recent fiscal year which are incorporated by reference in this prospectus. Additional risk factors may be included in documents GAFRI files with the SEC after its most recent Form 10-K or in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes”, “could”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of those words or other comparable terminology. Examples of such forward-looking statements relate to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; mortality and the adequacy of reserves for environmental pollution.

        Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

•	changes in economic conditions, including interest rates, performance of securities markets, and the availability of capital;
•	trends in mortality and morbidity;
•	regulatory actions;
•	changes in regulatory and legal environments;
•	tax law changes;
•	changes in laws governing retirement savings vehicles;
•	cost of pollution clean-up and remediation at former manufacturing sites operated by GAFRI's predecessor;
•	availability of reinsurance and ability of reinsurers to pay their obligations;
•	competitive pressures; and
•	changes in debt and claims paying ratings.

Forward-looking statements speak only as of the date made. We do not have any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

        Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds received from the sale of any securities offered by this prospectus are expected to be used for general corporate purposes, which may include investment in insurance businesses and the retirement of the outstanding debt or stock of GAFRI, AAG Holding Company or any of our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in marketable securities or other investments. The specific allocations, if any, of the proceeds of any of the securities will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AAG HOLDING COMPANY MAY OFFER

        As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called “indentures.” For debt securities that AAG Holding may issue, the indenture is a contract between AAG Holding, as issuer, GAFRI, as guarantor, and a trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations as to the extent to which the trustee acts on your behalf, described later on under “Default and Related Matters—Remedies If An Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        The indenture and its associated documents contain the full legal text of the matters described in this section. Unless otherwise set forth in the prospectus supplement, the indenture and the debt securities are governed by New York law.

        AAG Holding may issue either senior debt securities or subordinated debt securities. The senior and subordinated debt securities are issued under different indentures and may have different trustees. The forms of senior indenture and subordinated indenture are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” beginning on page 3 for information on how to obtain a copy. When we refer to the indenture we mean both the senior indenture and the subordinated indenture unless we indicate otherwise. When we refer to the trustee we mean both the senior debt trustee and the subordinated debt trustee unless we indicate otherwise.

        AAG Holding may issue as many distinct series of debt securities under each indenture as it wishes. This section summarizes terms of the debt securities that are common to all series. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by, reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning of only the more important terms. Whenever we refer to sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

        The prospectus supplement relating to your series of debt securities will describe the following specific financial, legal and other terms of the debt securities particular to terms of your series:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at your option;

•	the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of your series of debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any index or formula used to determine the amount of payment of principal or premium, if any, and interest on your series of debt securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities; and

•	any other material terms of your series of debt securities.

        The terms of any series of debt securities may vary from the terms described in this prospectus. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your series to be described in the prospectus supplement. The prospectus supplement relating to your series of debt securities will be attached to the front of this prospectus.

Form, Exchange and Transfer

        The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are multiples of $1,000.

        You may have your debt securities broken into debt securities of smaller denominations or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

        You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called “accrued interest.”

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

        We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Mergers and Similar Events

        GAFRI and AAG Holding are generally permitted to consolidate or merge with another entity. GAFRI and AAG Holding are also permitted to sell or lease substantially all of their assets to another company, or to buy or lease substantially all of the assets of another entity. However, AAG Holding may not take any of these actions unless the following conditions (among others) are met:

•	Where AAG Holding Company merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and AAG Holding may not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default, as defined in the indenture.

        The indenture does not contain provisions requiring us to redeem your debt securities or giving you the ability to require us to repurchase your debt securities upon a change of control, highly leveraged transaction or other event.

Redemption

        The indenture permits us to redeem your debt securities at any time, after giving notice of our intention to redeem as required by the indenture. The indenture does not contain provisions permitting you to require us to repurchase debt securities under any circumstances. Your series of debt securities may also contain provisions requiring us to redeem your debt securities upon specified events. The terms of redemption of your debt securities may vary from the terms described above. The prospectus supplement relating to your debt securities will describe the redemption provisions of your debt securities.

Modification and Waiver; Voting

        There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

        First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in a manner that is adverse to you;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

        The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of the particular series affected. The same majority vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

        The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting

        When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

        Debt securities will not be considered outstanding, and the holders will therefore not be eligible to vote, if we have deposited or set aside in trust for the holders money for their payment or redemption.

        We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “—Subordination of the Subordinated Debt Securities” below for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

        If AAG Holding had issued senior debt securities on December 31, 2005, AAG Holding would have had no outstanding debt senior to the senior debt securities, $299 million debt outstanding pari passu to the senior debt securities and $42 million debt outstanding junior to the senior debt securities. If AAG Holding had issued subordinated debt securities on December 31, 2005, AAG Holding would have had $299 million debt outstanding senior to the subordinated debt securities, $42 million subordinated debt outstanding pari passu to the subordinated debt securities and no junior debt outstanding junior to the subordinated debt securities.

        Both AAG Holding and GAFRI are structured as holding companies and conduct most of their business operations through subsidiaries. Any debt securities issued by AAG Holding would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries.

Events of Default; Remedies

        You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection. Under the indentures, the term “event of default” means any of the following:

•	AAG Holding does not pay the principal or any premium on a debt security on its due date;

•	AAG Holding does not pay interest on a debt security within 30 days of its due date;

•	AAG Holding does remains in breach of a restrictive covenant described in the indenture for 60 days after it receives a notice stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities of the affected series;

•	AAG Holding fails to pay an amount of debt (other than the debt securities) totaling more than $10,000,000, its obligation to repay is accelerated by our lenders, and this payment obligation remains accelerated for 60 days after it receives notice of default as described in the previous paragraph;

•	AAG Holding becomes subject to judgments, orders or decrees requiring payments of more than $10,000,000 and 60 days have passed during which a stay of enforcement has not been in effect after it receives notice as described two paragraphs above; and

•	Certain events involving AAG Holding’s bankruptcy, insolvency or reorganization.

        If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any direct holder.

        Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

        In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity against costs, expenses and liabilities to the trustee against the cost and other liabilities of taking that action;

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	The trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We must furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Subordination of the Subordinated Debt Securities

        The subordinated debt securities are subordinated securities and, as a result, the payment of principal of, and any premium and interest on, the debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “–Ranking.” This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of subordinated debt securities will be entitled to receive any amounts due. These circumstances include:

•	We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; or

•	The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described above under “—Events of Default.”

        In addition, we are not permitted to make payments of principal of, or any premium or interest on, the subordinated debt securities if we default in our obligation to make payments on senior indebtedness and do not cure such default, or if an event of default that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and has not been cured.

        These subordination provisions mean that if we are insolvent a direct holder of our senior indebtedness may ultimately receive out of our assets more than a direct holder of the same amount of our subordinated debt securities and a creditor of ours that is owed a specific amount may ultimately receive more than a direct holder of the same amount of subordinated debt securities.

         "Senior indebtedness" means:

•	the principal of, and any premium and interest on, all of GAFRI’s or AAG Holding Company’s indebtedness (including indebtedness of others that we guarantee), whether such indebtedness exists now or is created, incurred or assumed by GAFRI or AAG Holding Company after the date of this prospectus, that is for money they borrow or is evidenced by a note or similar instrument that they have given;

•	all capital lease obligations of GAFRI and AAG Holding;

•	all obligations of GAFRI and AAG Holding issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligors and all obligations of such obligors under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	all obligations of GAFRI and AAG Holding for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations referenced to above where GAFRI or AAG Holding is liable or responsible as obligor, guarantor or otherwise; and

•	all obligations of the types set forth above that are owed by any other person and is secured by a lien on the assets of GAFRI or AAG Holding.

        Senior indebtedness includes any senior debt securities. Senior indebtedness also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that itself was senior debt. Senior indebtedness does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the debt securities. Senior indebtedness does not include the subordinated debt securities.

        As of December 31, 2005, AAG Holding and GAFRI had $299 million and $42 million, respectively, of senior debt outstanding and subordinated debt outstanding. The indenture does not limit the amount of senior indebtedness we are permitted to have, and we may in the future incur additional senior indebtedness. See “—Ranking.”

Guarantee

        The indenture provides that GAFRI will fully and unconditionally guarantee the payment of principal and interest on the debt securities when due and payable. This means that if AAG Holding Company does not have the assets to make required payments under the indenture, GAFRI will make such payments. Debt of subsidiaries of GAFRI, including AAG Holding Company, however, ranks senior to GAFRI’s obligations to guarantee debt securities issued under this prospectus.

        If GAFRI had guaranteed senior debt securities on December 31, 2005, GAFRI would have had no outstanding debt senior to the guarantee of senior debt securities, $1 million debt outstanding pari passu to the guarantee of senior debt securities and no debt outstanding junior to the guarantee of senior debt securities. If AAG Holding had issued subordinated debt securities on December 31, 2005, AAG Holding would have had $299 million debt outstanding senior to the guarantee of senior debt securities, $42 million subordinated debt outstanding pari passu to the guarantee of senior debt securities and no junior debt outstanding junior to the guarantee of senior debt securities. Both AAG Holding and GAFRI are structured as holding companies and conduct most of their business operations through subsidiaries. Any debt securities guaranteed by GAFRI would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries.

        If GAFRI had guaranteed debt securities of AAG Holding on December 31, 2005, GAFRI would have had no outstanding issued or guaranteed debt senior to the guarantee and $1 million outstanding issued or guaranteed debt pari passu to the guarantee. Both AAG Holding and GAFRI are structured as holding companies and conduct most of their business operations through subsidiaries. Any guarantee of debt securities by GAFRI would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries.

Regarding the Trustee

        The trustee for the senior debt securities and the trustee for the subordinated debt securities each will be named in the applicable prospectus supplement.

        Any trustee of debt securities may resign or be removed, and a new trustee may be appointed to replace the previous trustee. If two or more persons or entities are acting as trustees for different series of debt securities, each trustee is a trustee of a trust under its indenture separate from the trust administered by any other trustee. Any action to be taken by the “trustee” may then be taken by each trustee only with respect to the series of debt securities for which it is trustee.

        In the ordinary course of business, we and our subsidiaries may conduct transactions with trustees and their affiliates, and trustees and their affiliates may conduct transactions with us and our subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

        Under our Certificate of Incorporation, the total number of shares of common stock that we may issue is 100,000,000, of which 47,334,152 shares were issued and outstanding as of March 1, 2006. We also have 25,000,000 shares of preferred stock authorized, none of which are issued and outstanding. The terms and conditions of our capital stock are governed by the laws of Delaware as well as by our Certificate of Incorporation and Bylaws.

Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, and the holders of such shares will possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock. Stockholders do not have the right to cumulate their votes for the election of directors.

        Subject to any preferential rights of any outstanding series of preferred stock that may be designated by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefore, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.

        The vote of a majority of the outstanding shares of our common stock is generally required to amend the Certificate of Incorporation and to approve certain mergers, reorganizations and similar transactions.

Preferred Stock

        We have no preferred stock currently outstanding. Our board of directors is authorized to provide for the issuance of up to 25,000,000 shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the board of directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law.

No Preemptive Rights

        No holder of any of our stock has any preemptive right to subscribe to any securities of the Company of any kind or class.

Transfer Agent and Registrar

        American Stock Transfer and Trust Company acts as transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of common stock warrants we may offer. We will set forth further terms of the common stock warrants and the applicable warrant agreement in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, which we may distribute proportionately free of charge to our stockholders (in the applicable prospectus supplement, we may refer to warrants distributed proportionately free of charge to our stockholders as rights to purchase our common stock);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

BOOK-ENTRY SYSTEM

        Unless otherwise provided in a prospectus supplement, any securities issued under this prospectus initially will be represented by a global security deposited with DTC and registered in the name of the nominee of DTC. These global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a "banking organization" within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•	a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the offered securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

        Each person owning a beneficial interest in a global security must rely on DTC’s procedures (and, if that person holds through a participant, on the participant’s procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures provide that DTC may grant proxies and otherwise authorize participants to take any action which it (as the holder of a global security) is entitled to take under the indentures or the global security. We understand that under existing industry practice, if we request any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

        We will make payments with respect to offered securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers’ accounts in “street name”) and will be the responsibility of the participants. None of us or any trustee will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

•	maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

•	any other aspect of the relationship between DTC and its participants; or

•	the relationship between the participants and the owners of beneficial interests in a global security.

        Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

        The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	we decide at any time not to have the securities of that series represented by a global security and so notifies DTC; or

•	in the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

        If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in DTC’s or its nominee’s name.

PLAN OF DISTRIBUTION

        We may sell the securities to or through underwriters, to dealers, directly to one or more purchasers, through agents or by any other means permitted by law. The prospectus supplement will include the names of underwriters, dealers or agents that we retain. The prospectus supplement will include the purchase price of the securities; our proceeds from the sale; any underwriting discounts or commissions and other items constituting underwriters’ compensation; and any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

        Securities may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement, any debt securities issued under this prospectus will be a new issue with no established trading market. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any debt securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the debt securities but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. In a firm commitment underwriting (as opposed to an “at-the-market” offering), these transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates or be or have been customers of ours or our affiliates or otherwise engage or have engaged in commercial activities with us or our affiliates in the ordinary course of business.

LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, has audited GAFRI’s consolidated financial statements and schedules and GAFRI’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included in GAFRI’s Annual Report on Form 10-K/A, as set forth in its reports thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement. GAFRI’s consolidated financial statements and schedules and management’s assessment have been incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*	$ 23,392.88
Legal fees and expenses	$ 15,000.00
Accounting fees and expenses	$ 15,000.00
Miscellaneous	$ 21,607.12
TOTAL	$ 75,000.00
======== ==

_________________

*Actual; other expenses are estimated

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (“DGCL”) provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

        Article VII of GAFRI’s By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of the DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. Article Ninth of GAFRI’s Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

        Ohio Revised Code Section 1701.13(E) allows indemnification by AAG Holding Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding Company, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding Company unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding Company’s Code of Regulations extends such indemnification.

        GAFRI also maintains directors’ and officers’ reimbursement and liability insurance and has entered into agreement with its directors and officers providing for indemnification in certain events.

Item 16.   Exhibits and Financial Statement Schedules.

Exhibit		Description of Document
1	(1)	Underwriting Agreement
4.1	(2)	Form of Senior Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)
4.2	(2)	Form of Subordinated Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)
4.3	(1)	Form of Warrant Agreement
5	(3)	Opinion of Keating, Muething & Klekamp, P.L.L.
23.1		Consent of Independent Registered Public Accounting Firm
23.2	(3)	Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)
24	(3)	Powers of Attorney (contained on the signature page).
25.1	(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (formerly known as Firstar, N.A.), as Trustee under the Senior Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)
25.2	(2)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (formerly known as Firstar, N.A.), as Trustee under the Subordinated Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)

_________________

(1)     To be filed as an exhibit to a Current Report on Form 8-K.

(2)     Incorporated by reference from other documents filed with the Commission as indicated.

(3)     Previously filed.

Item 17.   Undertakings.

(a)     Each of the undersigned registrants hereby undertakes:

          (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                     (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)        That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

                     (i)        If the registrant is relying on Rule 430B:

                              (A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                              (B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                     (i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                    (ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                   (iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    (iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        If the securities to be registered are to be offered at competitive bidding, each of the undersigned registrants hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)        If the securities to be registered are offered to existing stockholders of GAFRI pursuant to warrants or rights and if any securities not taken by existing stockholders of GAFRI are to be reoffered to the public, GAFRI hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)        Each of the undersigned registrants hereby undertakes that

          (1)        for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2)        for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)        Each of the undersigned registrants hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 22nd day of March, 2006.

GREAT AMERICAN FINANCIAL RESOURCES, INC. BY: /s/Mark F. Muething —————————————— Mark F. Muething Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board of Directors	March __, 2006
Carl H. Lindner

*	President, Chief Executive Officer and Director (Principal Executive Officer)	March __, 2006
S. Craig Lindner

*	Director	March __, 2006
Robert A. Adams

*	Director	March __, 2006
Kenneth R. Ambrecht

*	Director	March __, 2006
Ronald G. Joseph

*	Director	March __, 2006
John T. Lawrence III

*	Director	March __, 2006
William R. Martin

*	Director	March __, 2006
Charles R. Scheper

	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March __, 2006
Christopher P. Miliano

*By: /s/Mark F. Muething	Attorney-In-Fact	March 22, 2006
Mark F. Muething

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 22nd day of March, 2006.

AAG HOLDING COMPANY BY: /s/Mark F. Muething —————————————— Mark F. Muething Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board of Directors	March __, 2006
Carl H. Lindner

*	President and Director (Principal Executive Officer)	March __, 2006
S. Craig Lindner

*	Director	March __, 2006
Charles R. Scheper

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March __, 2006
Christopher P. Miliano

*By: /s/Mark F. Muething	Attorney-In-Fact	March 22, 2006
Mark F. Muething